Exhibit 99.1

American Electric Technologies, Inc.
6410 Long Drive
Houston, Texas 77087
713.644.8182

Media Contacts:	Investor Contacts:
Lena Clark	John Untereker
Ward Creative Communications	juntereker@aeti.com
lclark@wardcc.com	713-644-8182
713-869-0707

FOR IMMEDIATE RELEASE

December 3, 2008

American Electric Technologies Announces Strategic Alliance In Brazil

AETI Alliance Group to bring turnkey power solutions to fast growing Brazilian marine and drilling markets

New Orleans, December 3, 2008 — At today’s 2008 International Work Boat Conference, American Electric Technologies, Inc. (NASDAQ: AETI), the premium supplier of custom-designed power delivery solutions for the traditional and alternative energy industries, announced it has entered into an alliance agreement with Five Star Services Ltda. of Macaé, Brazil and Lifting Services Ltda. of Niteroi, Brazil. The newly formed AETI Alliance Group will provide full power distribution and control system design, manufacturing, and offshore services to the Brazilian offshore drilling and marine markets.

“Brazil’s state-run oil company Petrobras has recently announced that it intends to build 28 new drilling rigs and 122 Production Service Vessels (PSVs) in Brazil over the coming years as it expands its deep water operations. The ability to serve the Brazilian market locally is paramount to establishing market share in this rapidly expanding market”, said Beppe Askerbo, President Five Star Services.

To become the leading turn-key provider to the Brazilian market, the three companies have agreed to integrate their offerings and to begin the process to create a joint venture entity. AETI has allied with Lifting and Five Star Services to manufacture electrical switchgear and drives, and provide electrical services in Brazil. These products and services will be provided for oil and gas drilling, production and service vessels.

With the support of technology and manufacturing processes from AETI, the alliance will fabricate, assemble and test products in Brazil and deliver to local customers. These products will be commissioned and supported by local Brazilian technical service staff. Construction and installation services will also be available on a local basis. In addition, the alliance has the capability to fabricate steel modules and completely outfit drilling and marine electrical systems for cost effective installations.

Lifting Services Ltda has provided maintenance, repair, installation, and fabrication services of electrical and electronic equipment for the offshore drilling and marine markets in

American Electric Technologies, Inc.
6410 Long Drive
Houston, Texas 77087
713.644.8182

Brazil for over 15 years. With DNV certification of ISO 9000/9001, Lifting’s customers include major oil/gas clients including Brasdril, Edison Chouest, Frontier Drilling, Halliburton, Maersk, Modec, Noble Drilling, Pride International, SBM, Schlumberger, Tidewater, Todco, and Transocean.

“Although we were approached by several US companies, AETI’s experience in providing offshore marine and drilling power systems, coupled with their reputation for engineering excellence and their experience in successfully scaling international partnerships made them a perfect complement to our offshore services,” said Claudius Carvalhal, Managing Director, Lifting Services.

Five Star Services Ltda. is a leading services provider in the oil and gas market in Brazil, specialized in the off-shore sector, and providing services such as rig operations and drilling crew and manning services, performing maintenance, repairs and modifications to drilling equipment, load-carrying components and well-control equipment, performed at site or during dockings. Five Star also supplying engineering and construction of prefabricated solutions ranging from deck extensions and flare-booms to accommodation modules from its 53,000 square meter yard.

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American Electric Technologies, Inc. (NASDAQ: AETI) is the premium supplier of custom-designed power delivery solutions to the traditional and alternative energy industries. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in two joint ventures which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our international joint ventures are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U. S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.